                                                                   EXHIBIT 10.7


                           ORYX ENERGY COMPANY


                        EXECUTIVE RETIREMENT PLAN




              AS AMENDED AND RESTATED AS OF JANUARY 1, 1992

                  (EXCEPT AS OTHERWISE PROVIDED HEREIN)

                            ORYX ENERGY COMPANY

                         EXECUTIVE RETIREMENT PLAN

                             TABLE OF CONTENTS


ARTICLE                                                                    PAGE
       PREAMBLE                                                               1

   I   Definitions                                                          2-6

  II   Contributions                                                          7

 III   Retirement Benefits                                                 8-12

  IV   Optional Forms of Retirement Income                                13-15

   V   Death Benefits                                                     16-17

  VI   Termination of Employment or Status
        as Executive;  Reemployment                                       18-20

 VII   Disability Benefits                                                   21

VIII   Administration of the Plan                                         22-25

  IX   General Provisions                                                 26-28

                                   PREAMBLE

   Oryx Energy Company (the "Company") adopted and established the Oryx Energy Company Executive Retirement Plan (the "Plan"), for the exclusive benefit of certain of its executives and their beneficiaries in November 1988. The Plan superseded the Sun Company, Inc. Executive Retirement Plan (the "Predecessor Plan") with respect to those Executives of the Company who had been participants in the Predecessor Plan. Subsequently, the Plan was amended from time to time. Effective as of January 1, 1995, (except as otherwise provided herein) the Company has, by execution of this document, amended and restated the Plan in its entirety, subject to the terms and conditions hereinafter set forth.

   Except as otherwise provided herein, any Participant under the Plan prior to January 1, 1992, shall receive any benefits to which he or she is entitled based upon the provisions of the Plan as in effect prior to January 1, 1992; and any Participant who dies, retires, becomes disabled, terminates employment or otherwise ceases to be a Participant thereunder on or after January 1, 1992, but before January 1, 1995 shall receive any benefits to which he or she is entitled based upon the provisions of the Plan.

   The purpose of the Plan is primarily to provide additional retirement benefits to a select group of highly compensated or management employees of the Company through an unfunded plan.

                                   ARTICLE I
                                  DEFINITIONS

1.01 "Actuarial Equivalent" means a benefit of equivalent current value to the benefit which would otherwise have been provided to the Participant, determined on the basis of appropriate actuarial assumptions and methods and in accordance with rules established by the Plan Administrator.

1.02   "Affiliated Company" means the Company and:

       (a) Any other corporation which is included within a "controlled group of corporations" within which the Company is also included, as determined under section 1563 of the 1986 Internal Revenue Code without regard to subsections (a)(4) and (e)(3)(C) of said section 1563;

       (b) Any other trades or businesses (whether or not incorporated) which, based on principles similar to those defining a controlled group of corporations for purposes of (a) above, are under common control; and

       (c)   Any other organization so designated by the Board Committee.

1.03 "Affiliated Company Benefit" means the monthly amount of benefit (or the Actuarial Equivalent of such benefit) to which a Participant and/or his Spouse is or was entitled under the Base Plan or any other qualified or nonqualified defined contribution or defined benefit plan (including any combination of a qualified plan and a related excess benefit plan) that is or was maintained by an Affiliated Company as the primary source of employer-provided retirement income for participants of such plan; provided, however, that in the case of a defined contribution plan, the value of such Benefit will be determined based on the aggregate contributions made on behalf of the Participant (whether or not subsequently withdrawn by the Participant), accumulated at a rate or rates of interest as determined by the Plan Administrator, which determination will be made in a uniform and consistent manner.

1.04 "Base Plan" means the Oryx Energy Company Retirement Plan and the Oryx Energy Company Pension Restoration Plan for Certain Employees of the Company, or any similar or successor plan or plans.

1.05 "Beneficiary" means the person or persons, other than a contingent annuitant, designated by a Participant or retired Participant pursuant to Article IV.

1.06   "Board of Directors" means the Board of Directors of the Company.

1.07 "Board Committee" means those individual Directors who have been appointed by the Board of Directors with the powers and responsibilities specified in Article VIII and to which has been delegated any authority or responsibility of the Board of Directors with respect to the Plan.

1.08 "Company" means Oryx Energy Company or any corporation which succeeds to the position of Oryx Energy Company as common parent of the controlled group of corporations, within the meaning of regulations issued under the Internal Revenue Code.

1.09 "Credited Service," subject to the limitations hereinafter described, means the actual amount, in completed years and months, of the Participant's Service.

       Credited Service will not include periods of employment with an Affiliated Company before or after it becomes or ceases to be an Affiliated Company.

1.10 "Earnings" means the "Earnings" of a Transferred Participant under the Predecessor Plan through October 31, 1988, and the total basic compensation paid or payable to a Participant by the Company or an Affiliated Company on and after November 1, 1988.

1.11 "Employee" means the individual who is employed by the Company or an Affiliated Company.

1.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.13 "Executive" means any Employee who is employed by the Company as a principal officer, or in a job which, in accordance with the Company's job evaluation program, has been assigned 1400 or more Hay points, and any other Employee who is designated by the Board Committee as being an Executive for purposes of this Plan and whom the Board Committee determines to be a member of a select group of management or highly compensated employees.

       However, effective December 31, 1994, "Executive" means any Employee employed by the Company at the level of Vice President or above.

1.14 "Executive Service" means "Executive Service" earned by a Transferred Participant under the Predecessor Plan through October 31, 1988, and that part of a Participant's Service which was rendered on and after November 1, 1988, while he was an Executive.

1.15 "Final Average Earnings" means the arithmetic average of the Participant's considered earnings over the 36 consecutive calendar months which are within the last 120 consecutive calendar months prior to the actual retirement that produce the highest average of all such 36-month periods. The Participant's considered earnings during any such 36-month period equal: the Participant's aggregate Earnings; plus, any executive incentive bonuses imputed during that 36-month period, as described in the following sentences. One executive incentive bonus will be imputed each calendar year equal to the Participant's guideline incentive percentage in effect as of the date the Participant's first actual executive incentive bonus payment is made in that calendar year under the Oryx Energy Company Executive Incentive Plan, multiplied by the Participant's annualized base rate of pay in effect as of that same date and will be deemed to be considered earnings for the month in which the first actual executive incentive bonus payment is made for such calendar year. If no such bonus is paid to the Participant, while he is an Employee, in a calendar year, a bonus will be imputed as described using the guideline percentage and rate of pay in effect as of February 1 of that calendar year and will be deemed to be considered earnings for such February (except that if the Participant's termination of employment occurred in January, then his rate of pay as of January 1 will be used and the imputed bonus will be deemed considered earnings for such January). These "imputed executive incentive bonuses" will be used to determine Final Average Earnings under this Plan only, and without regard to the actual executive incentive bonuses received by the Participant under the Oryx Energy Company Executive Incentive Plan. If during any such 36-month consecutive month period a Participant has four of such "imputed executive incentive bonuses," then the imputed bonus amount that is the least of the four amounts will be disregarded.

1.16 "Nonaffiliated Employer Benefit" means the monthly amount of Benefit, (or the Actuarial Equivalent of such Benefit) to which a Participant and/or his Spouse is or was entitled as a result of prior employment with any employer other than the Company or an Affiliated Company under any qualified or nonqualified defined contribution or defined benefit retirement plan that is or was maintained by such employer as the primary source of employer-provided retirement income for participants of such plan; provided, however, that in the case of a defined contribution plan, the value of such Benefit will be determined based on the aggregate contributions made on behalf of the Participant (whether or not subsequently withdrawn by the Participant), accumulated at a rate or rates of interest as determined by the Plan Administrator, which determination will be made in a uniform and consistent manner.

1.17 "Normal Retirement Date" means the first day of the calendar month coincident with or next following the Participant's 65th birthday.

1.18 "Participant" means any Employee who is an Executive, a Transferred Participant or who is designated as a Participant by the Board Committee. Except as provided in Section 6.02, if any Participant ceases to be an Executive, he will thereupon cease to be a Participant (unless otherwise designated by the Board Committee), and will forfeit all rights to benefits under this Plan.

1.19 "Plan" means the Oryx Energy Company Executive Retirement Plan as set forth in this document and as it may from time to time be amended.

1.20 "Plan Administrator" means the individual or entity designated as such by the Board Committee pursuant to Article VIII.

1.21 "Plan Year" means the annual period beginning on January 1 of any year and ending on the following December 31.

1.22 "Predecessor Plan" means the Sun Company, Inc. Executive Retirement Plan as it existed on October 31, 1988.

1.23 "Service" means the completed years and months of "Service" earned by a Transferred Participant under the Predecessor Plan through October 31, 1988, and the completed years and months of an Employee's employment by the Company or an Affiliated Company on and after November 1, 1988, whether or not continuous.

1.24 "Social Security Benefit" means the primary insurance amount to which a Participant becomes entitled at age 65 under Social Security legislation in effect on the earliest of his Normal Retirement Date, early retirement date or Termination Date.

1.25 "Spouse" means the individual who is the legally married husband or wife of a Participant.

1.26 "Statutory Benefit" means the monthly amount of any benefit (or the Actuarial Equivalent of such benefit) from any country other than the United States to which a Participant, upon proper application, is or would be entitled.

1.27 "Termination Date" means the date on which a Participant ceases to be an Employee.

1.28 "Transferred Participant" means a person for whom the Predecessor Plan transferred liability to the Plan effective November 1, 1988.

                                    ARTICLE II

                                   CONTRIBUTIONS

2.01 EMPLOYER CONTRIBUTIONS. All benefits payable under this Plan will be paid by the Company solely out of its general assets.

2.02 PARTICIPANT CONTRIBUTIONS. No contributions by Participants will be required or permitted under this Plan.

2.03 EXPENSES OF ADMINISTRATION. All expenses of administering this Plan will be paid by the Company.

                                   ARTICLE III

                                RETIREMENT BENEFITS

3.01 NORMAL RETIREMENT. Except as provided in Section 3.04, each Participant will be eligible to retire on his Normal Retirement Date.

3.02 NORMAL RETIREMENT INCOME. Subject to the provisions of Section 3.03, a Participant who retires on or after his Normal Retirement Date and after the completion of five years of Executive Service will be entitled to a monthly normal retirement income equal to the excess of (a) over (b), where:

       (a)   equals the sum of:

             (i) 3% of his Final Average Earnings multiplied by his Credited Service up to a maximum of 10 years, plus

             (ii) 1-1/2% of his Final Average Earnings multiplied by his Credited Service in excess of 10 years, and

       (b)   equals the sum of:

             (i) 1-2/3% of his Social Security Benefit multiplied by his Credited Service up to a maximum of 30 years,

             (ii)  100% of his Affiliated Company Benefit, plus

             (iii) 100% of his Statutory Benefit.

3.03   MAXIMUM NORMAL RETIREMENT INCOME.

       (a) The monthly normal retirement income which a Participant would otherwise be entitled to receive under Section 3.02 will not exceed 65% of his Final Average Earnings less 1-2/3% of his Social Security Benefit multiplied by his Service, up to a maximum of 30 years.

       (b) Section 3.3(a) shall not apply to limit that part of the benefit attributable to incentive compensation under Section 1.15(2) to the extent that the participant made an election to defer incentive compensation pursuant to the Oryx Energy Company Executive Deferred

             Compensation Plan or a Transferred Participant made an election to defer incentive compensation pursuant to the Sun Company, Inc. Deferred Compensation Plan.

3.04 EARLY RETIREMENT DATE. A Participant will be eligible to retire on an early retirement date which will be the first day of any calendar month coincident with or next following his 55th birthday if he has then completed at least five years of Executive Service.

3.05 EARLY RETIREMENT INCOME. The monthly early retirement income payable to the Participant commencing on his early retirement date will be equal to the monthly normal retirement income that would otherwise be applicable under Sections 3.02 and 3.03, adjusted as follows:

       (a) The Social Security Benefit referred to in Sections 3.02 and 3.03 will be determined by projecting the Participant's Credited Service to his Normal Retirement Date (but such projected Credited Service shall not exceed 30 years) and assuming constant Earnings, at his last rate in effect, to Normal Retirement Date, and will then be multiplied by a fraction, the numerator of which will be his Credited Service to the date of actual retirement and the denominator of which will be his projected Credited Service to Normal Retirement Date.

       (b) The amount calculated in Section 3.02(a) will be reduced by 5/12% for each full month by which actual retirement precedes Normal Retirement Date by more than five years, and the offset for Social Security Benefits calculated in Sections 3.02(b) and
             3.03 will be reduced by 7/12% for each full month by which actual retirement precedes Normal Retirement Date during the five-year period immediately preceding Normal Retirement Date, and 7/24% for each full month that actual retirement precedes Normal Retirement Date by more than five years.

3.06 NORMAL FORM OF BENEFIT. Except as provided for in Article IV, a Participant's retirement benefits under this Plan will be paid in the form of a lump sum equal to the lump sum present value of the retirement income determined under Sections 3.02, 3.03 and 3.05, whichever is applicable. For purposes of determining such lump-sum present value:

       (i) the interest rate and mortality assumptions that would apply to such Participant at such time for such purpose under the Oryx Energy Company Retirement Plan shall be used; and (ii) the value of any early retirement and survivor benefits subsidies otherwise included in the determination of benefits under the Plan shall be reflected in such lump-sum amount.

3.07 TIME OF PAYMENT. The payment of a Participant's retirement benefits shall be made or commence no later than the last day of the calendar month in which the Participant retires.

3.08   SPECIAL ENHANCEMENT PROGRAM.

       (a) SPECIAL ENHANCEMENT PROGRAM. Effective January 1, 1993, a Participant who meets the requirements for a benefit under the Special Enhancement Program, as set forth in Section 3.08(b), shall have the Early Retirement Income under Section 3.05 or the Normal Retirement Income under Section 3.02, whichever is applicable, calculated in accordance with Section 3.08(b) below, subject to 3.08(c) below. For purposes of this Section 3.08, the following definitions shall apply.

             (i) ADJUSTED AGE - Adjusted Age shall be a Participant's actual age plus three years. For purposes of the benefit under
                   Section 3.08(a), a Participant's Adjusted Age shall not exceed 60.

             (ii) ADJUSTED SERVICE - Adjusted Service shall be a Participant's actual Service plus three years.

             (iii) ADJUSTED CREDITED SERVICE - Adjusted Credited Service shall be a Participant's actual Credited Service plus three years.

       (b) ENHANCED RETIREMENT BENEFIT. A Participant shall be eligible for an Enhanced Retirement Benefit under this Section if his employment with the Employer terminated under an outplacement program during 1993 or 1994 and his Adjusted Age is at least 55 and his Executive Service equals at least five years. A Participant who meets the requirements for an Enhanced Retirement Benefit shall have his benefit determined in accordance with Section 3.02, 3.03 or 3.05, as applicable, provided that:

             (i) The amounts set forth in Section 3.02(a) and (b)(i) shall be determined using the Participant's Adjusted Credited Service, rather than his actual Credited Service; provided that for purposes of determining the Social Security Benefit offset amount described in Section 3.05(a), a Participant's Adjusted Credited Service shall be used only in the numerator of the fraction included in Section 3.05(a) (except such fraction so determined cannot exceed 1.0).

             (ii) The reductions described in Section 3.05(b), for commencement of a Participant's benefit that precedes Normal Retirement Date, shall be determined by reference to the number of full months that his Adjusted Age precedes his age at his Normal Retirement Date, rather than the number of full months that his actual retirement precedes his Normal Retirement Date.

             (iii) To the extent that under the terms of the Plan, a Participant who has met the early retirement eligibility requirements, or the beneficiary of such a Participant, is entitled to select optional payment forms, or to receive death benefits, a Participant who meets such requirements solely as a result of this Section shall be deemed to have met the early retirement eligibility requirements.

       (c) MINIMUM BENEFIT. If the amount of any Participant's Enhanced Retirement Benefit determined above in this Section 3.08 (which is determined by using an enhanced Affiliated Company Benefit offset from the Oryx Energy Company Retirement and Pension Restoration Plans, in accordance with the Special Enhancement Program thereunder) is less than what such Participant's regular unenhanced Retirement Income would be hereunder if both the Special Enhancement Program described above in this Section 3.08 and the Special Enhancement Program described in the Base Plan were disregarded, then such Participant shall have his Retirement Income determined hereunder by disregarding the Special Enhancement Program under this Plan and disregarding the Special Enhancement Program under the Base Plan.

                                    ARTICLE IV

                         OPTIONAL FORMS OF RETIREMENT INCOME

4.01 ELECTION OF STRAIGHT LIFE ANNUITY OR OTHER OPTIONAL FORM OF PAYMENT. Not later than thirty (30) days prior to a Participant's retirement date, a Participant may elect, in lieu of the lump-sum normal form of retirement benefits, a straight life annuity (equal to the monthly normal retirement income determined under Sections 3.02, 3.03 and 3.05, whichever is applicable) or an optional form of retirement income as set forth below. A Participant may not change or revoke an elected option unless such change is made thirty (30) days prior to the Participant's retirement date. Each election, designation and revocation of an option will be made in writing and in conformity with such rules as may be prescribed by the Plan Administrator. Notwithstanding the foregoing, a Spouse may not elect an optional form of receiving any benefit payable under Article V.

4.02 CONTINGENT ANNUITY OPTION. A Participant may elect to receive a reduced retirement income, the amount of which will be determined by application of appropriate Actuarially Equivalent factors adopted by the Plan Administrator for the age and sex of the Participant and the contingent annuitant. The contingent annuity option provides (a) payments to the Participant for his life, and (b) continuation of such payments, or any part of them designated by the Participant, to the contingent annuitant, if surviving, for life.

4.03 TEN-YEAR CERTAIN OPTION. A Participant may elect to receive a retirement income of Actuarially Equivalent value payable for his life, provided that such income will be paid to him or to his Beneficiary for ten years after the Participant's retirement regardless of whether the Participant or his Beneficiary survives such period. At the discretion of the Plan Administrator, any benefit payable hereunder to a Beneficiary may be commuted and paid in one sum.

4.04 OTHER FORMS OF PENSION. A Participant may elect to receive a benefit payable over a period not less than his remaining lifetime and, if he so further elects, thereafter to his designated Beneficiary for as long as his designated Beneficiary survives him in such other form having an Actuarially Equivalent value as may be approved by the Plan Administrator and subject to such conditions as he may prescribe.

4.05   RULES APPLICABLE TO CONTINGENT ANNUITY OPTION.

       (a) If the Participant should die before the effective date of the contingent annuity option, no benefit will be payable to the contingent annuitant.

       (b) If the contingent annuitant should die before the effective date of the contingent annuity option, the option will automatically be cancelled and the normal monthly retirement income will be payable to the Participant in a straight life annuity as provided in
             Section 4.01 as if the contingent annuity option had not been elected.

       (c) If the contingent annuitant should die before the Participant but after the effective date of the contingent annuity option, benefits will be payable or continue to be paid to the Participant on the reduced basis; provided, however, that if the contingent annuitant should die during the first four years following commencement of the retirement income payments to the Participant, the amount of the reduced retirement income payable to the surviving retired Participant will be increased by restoring a percentage of the reduction amount as follows:

             DEATH OF CONTINGENT                                   PERCENTAGE OF
               ANNUITANT DURING                                DISCOUNT RESTORED
               ----------------                                -----------------
             First Year                                                      80%
             Second Year                                                     60%
             Third Year                                                      40%
             Fourth Year                                                     20%
             Fifth and Subsequent Years                                       0%

       (d) If the retirement date is earlier than the effective date of the contingent annuity option, retirement benefits commencing at the actual retirement date will be made in the straight life annuity form of retirement income, as provided in Section 4.01. If the Participant and his contingent annuitant are living on such effective date, the retirement benefit will be adjusted to provide retirement income on and after such date on the optional form.

4.06 ACCELERATION OF ANNUITY OPTIONS. Notwithstanding the foregoing, if the Internal Revenue Service makes a determination that the Participant must include any amounts from the Plan in his taxable income in a taxable year prior to the year in which the Participant actually receives those amounts, the Participant shall receive the Actuarial Equivalent of the remainder of his benefit determined under Sections 3.02, 3.03 and 3.05, whichever is applicable. Such distribution shall be made no later than the last day of the calendar year in which the Participant informs the Plan Administrator that the Internal Revenue Service has made such a determination.

                                    ARTICLE V

                                  DEATH BENEFITS

5.01 PRERETIREMENT SPOUSE'S DEATH BENEFIT. The actual form of payment (monthly annuity or lump-sum) of the death benefit described in this Section shall, notwithstanding anything to the contrary herein, be determined in accordance with Section 5.02 hereof. In the event of the death of a Participant during active employment and after having become eligible to elect an early retirement date, a death benefit in the form of monthly retirement income in the amount hereinafter set forth will be payable to the Participant's Spouse at the time of his death for the lifetime of such Spouse. The amount of each such monthly income payment will be 50% of the monthly early retirement income that would have been payable to the Participant under Section 3.05 had he retired on the date of his death; provided, however, that:

       (a) the reduction specified in Section 3.02(b)(ii) with respect to the Participant's Affiliated Company Benefit will not be applicable;

       (b) the early retirement reduction percentage described in Section 3.05(b) will be applied only to the offset for Social Security Benefits;

       (c) the monthly income payments to the Spouse will be reduced by 1/2% for each month that the Spouse is more than ten years younger than the Participant; and

       (d) the amount payable to the Spouse will be reduced by any amount of Affiliated Company Benefits that are attributable to Affiliated Company contributions and that are payable to such Spouse.

5.02 ELECTION OF PAYMENT FORM OF PRERETIREMENT SPOUSE'S DEATH BENEFIT. A Participant who is eligible to elect an early retirement date may elect to have the preretirement spouse's death benefit under Section 5.01 paid in an annuity form pursuant to Section 5.01, or in an Actuarially Equivalent lump-sum as soon as practicable after the Participant's death. A Participant may change or revoke an elected option at any time prior to his actual retirement. Each election, designation and revocation of an option will be made in writing and in conformity with such rules as may be prescribed by the Plan Administrator.

5.03 POSTRETIREMENT SPOUSE'S DEATH BENEFIT. In the event a Participant dies after retiring or after attaining his Normal Retirement Date, and provided the Participant's benefit was payable to him in a monthly form under Article IV hereof, the Spouse to whom he is married on his annuity starting date will receive a monthly retirement income payable for the lifetime of such Spouse in an amount equal to 50% of the retirement income being paid or payable to the Participant (before giving effect to any reduction in income required by the election of an contingent annuity or period certain optional form of payment under Article IV); provided, however, that:

       (a) the reduction specified in Section 3.02(b)(ii) with respect to the Participant's Affiliated Company Benefit will not be applicable;

       (b) the monthly income payable to the Spouse will be reduced by 1/2% for each month that the Spouse is more than ten years younger than the Participant; and

       (c) the amount payable to the Spouse will be reduced by any amount of spousal Affiliated Company Benefits that are attributable to Affiliated Company contributions and that are attributable to such Spouse (even though such amounts may not actually be payable to such Spouse, due to a waiver of such amounts and/or election to receive any Affiliated Company Benefits in an optional form not providing a spousal benefit).

       The Spouse's death benefit payable under this Section will be in addition to any annuity benefits otherwise payable under Article IV. In the event the Participant did not have a Spouse on his annuity starting date, but is survived by a Spouse on the date of his death, the monthly retirement income described above shall be paid to such surviving spouse.

                                    ARTICLE VI

                         TERMINATION OF EMPLOYMENT OR STATUS

                             AS EXECUTIVE; REEMPLOYMENT

6.01 TERMINATION OF EMPLOYMENT. A Participant whose employment is terminated for any reason other than death under Article V or retirement under
       Section 3.01 or 3.04, will not be entitled to benefits under this Plan.

6.02 TERMINATION OF EXECUTIVE STATUS. If a Participant remains employed by the Company or an Affiliated Company but ceases to be an Executive, he will forfeit the right to all benefits under this Plan unless otherwise designated to remain as a Participant by the Board Committee or unless he had attained his 55th birthday and completed at least five years of Executive Service at the time he ceased to be an Executive. If any such Participant is designated by the Board Committee as being eligible to remain a Participant even though no longer an Executive, the Participant will continue as such for all purposes of this Plan. If the Participant is not so designated by the Board Committee but has attained his 55th birthday and has completed at least five years of Executive Service, he will remain a Participant, but will be entitled to benefits based only upon his Service, Credited Service and Final Average Earnings as of the date he ceased to be an Executive. Furthermore, for purposes of the preceding sentence, with respect to any Participant who ceases to be an Executive as of December 31, 1994, by reason of the change in the definition of Executive for Plan Years beginning on and after such date, and who, on December 31, 1994, has attained age 55 and has completed
       5 years of Executive Service, such Participant's benefits under the Plan shall be (i) determined as if the Employee had retired hereunder on December 31, 1994, (ii) shall not be affected by an increase thereafter of the Participant's Affiliated Company Benefit due to the Partcipant's subsequent service or compensation, and (iii) any reduction in the Participant's Affiliated Company Benefit for commencement of the benefit under the Plan prior to Normal Retirement Date shall be determined on the basis of the Employee's actual early retirement date. Any benefits payable to a Participant who has ceased to be an Executive shall not be paid until actual retirement or death, in accordance with Articles III and IV above.

6.03   REEMPLOYMENT.

       (a) If a retired Participant is reemployed by the Company or an Affiliated Company, his benefits will thereupon cease, and upon again becoming such an Employee he will have his prior period of Service, Credited Service and Executive Service restored to him.
             If he had made an election of an optional form of payment, such election will continue on file with the Plan Administrator, but no payment will be due under such option in the event of his death before he again retires. Upon subsequent retirement his retirement income will be based on his Service and Credited Service which was restored under this Section plus any Service and Credited Service rendered while employed as an Executive after the time of his reemployment.

       (b) In all other situations where a retired Participant is reemployed, there will be no cessation, interruption or adjustment of his retirement income.

6.04 CHANGE IN CONTROL. Notwithstanding any other provisions of the Plan, all Participants shall become fully vested upon a Change in Control of the Company and, upon termination of service from the Company shall be entitled to benefits calculated as follows:

       (a) If at the time of termination of service, the Participant has attained his Early Retirement Date, he shall be entitled to a benefit calculated in accordance with Section 3.05.

       (b) If at the time of termination of service, the Participant has not attained his early retirement date, he shall be entitled to benefits calculated under Section 3.05 with the exception that the benefits so determined shall, in lieu of the reductions provided under Section 3.05(b), be reduced actuarially in accordance with reasonable and appropriate actuarial factors.

       Such benefits shall commence coincident with or next following the first day of the calendar month in which the Participant attains age 55.

       As used in the Plan a "Change in Control" shall be deemed to have occurred if (a) individuals who were directors of the Company immediately prior to a Control Transaction shall cease, within two years of such Control Transaction, to constitute a majority of the Board (or of the Board of Directors of any successor to the Company or to all or substantially all of its assets) or (b) any entity, person or Group acquires shares of the Company in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially fifty-one percent (51%) or more of the outstanding shares.

       As used herein, "Control Transaction" shall be (1) any tender offer for or acquisition of capital stock of the Company, (2) any merger, consolidation, or sale of all or substantially all of the assets of the Company which has been approved by the shareholders, (3) any contested election of directors of the Company or (4) any combination of the foregoing which results in a change in voting power sufficient to elect a majority of the Board of Directors. As used herein, "Group" shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

                                   ARTICLE VII

                               DISABILITY BENEFITS

7.01 PARTICIPANTS RECEIVING DISABILITY BENEFITS. A Participant receiving disability benefits under the Oryx Energy Company Disability Income Program will remain a Participant. Such a Participant will be entitled to a monthly normal retirement income, to commence at his Normal Retirement Date, computed in accordance with Section 3.02 or 3.03, as applicable, assuming constant Earnings and guideline bonus to Normal Retirement Date, Social Security benefits as calculated under the Social Security Act in effect on the Participant's date of disability, and including as Service, Credited Service and Executive Service, the period during which he qualifies for and receives disability benefits under the Oryx Energy Company Disability Income Program. Such determination will be made as of Normal Retirement Date. The normal form for the payment of retirement income to the Participant will be as set forth in Section 3.069.

7.02 STATUS DURING DISABILITY. A Participant receiving Oryx Energy Company Disability Income Program benefits prior to his Normal Retirement Date will be entitled to benefits under Section 5.01 and, if applicable,
       Section 5.02. After his Normal Retirement Date, he will be deemed to have retired. Such a Participant, If otherwise eligible, may also elect to retire early under the provision of Section 3.04.

                                  ARTICLE VIII

                            ADMINISTRATION OF THE PLAN

8.01 ALLOCATION AND DELEGATION OF ADMINISTRATIVE RESPONSIBILITIES. Administrative responsibilities with respect to the Plan are to be allocated as set forth in this Article VIII. A person will have only those specific powers, duties, responsibilities and obligations as are specifically given him under this Plan. It is intended that each person be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under this Plan, and generally will not be responsible for any act or failure to act of another person. A person may delegate to any person or entity any of its powers or duties under the Plan.

8.02 POWERS AND RESPONSIBILITIES OF THE BOARD OF DIRECTORS. The Board of Directors has the following powers and responsibilities:

       (a)   to authorize amendments to the Plan;

       (b)   to terminate the Plan; and

       (c) to appoint and remove members of the Board Committee, as set forth in Section 8.03, below.

8.03   BOARD COMMITTEE.

       (a) The Board Committee will consist of at least three Directors who will be appointed by and serve at the pleasure of the Board of Directors. The Board of Directors will also appoint one member of the Board Committee to act as Chairman of such Committee. Vacancies will be filled in the same manner as appointments. Any member of the Board Committee may resign by delivering a written resignation to the Board of Directors, to become effective upon delivery or at any other date specified therein.

       (b) The members of the Board Committee will appoint a Secretary who may, but need not be, a member of the Board Committee. The Board Committee may, in writing, delegate some or all of its powers and responsibilities as specified in Section 8.03(d) to any other person or entity.

       (c) The Board Committee will hold meetings upon such notice, at such time or times, and at such place or places as it may determine. The majority of the members of the Board Committee at the time in office will constitute a quorum for the transaction of business at all meetings and a majority vote of those present at any meeting will be required for action. The Board Committee may also act by written consent of a majority of its members.

       (d) The Board Committee will have the following powers and responsibilities:

             (i) to prepare periodic administration reports to the Board of Directors which will show, in reasonable detail, the administrative operations of the Plan;

             (ii)  to appoint and remove the Plan Administrator;

             (iii) to appoint and remove other administrative personnel; and

             (iv) to designate, in its discretion, individuals as "Executives" and "Participants" hereunder.

             Determinations made by the Board Committee shall be final and conclusive for all purposes.

8.04   PLAN ADMINISTRATOR.

       (a) The Plan Administrator will be appointed by and serve at the pleasure of the Board Committee. The Plan Administrator may resign by delivering a written resignation to the Board Committee, to be effective on delivery or at any other date specified therein. Upon the resignation or removal of the Plan Administrator, a successor Plan Administrator will be appointed by the Board Committee.

       (b) The Plan Administrator may, in writing, delegate some or all of his powers and responsibilities as set forth in Section 8.04(c) to any other person or entity.

       (c) The Plan Administrator will adopt such rules for administration of the Plan as he considers desirable, provided they do not conflict with the Plan. Records of administration of the Plan will be kept, and Participants and their Spouses, Beneficiaries and contingent annuitants may examine records pertaining directly to themselves. The Plan Administrator will have the following powers and responsibilities:

             (i)   to select and terminate an actuary for the Plan;

             (ii)  to establish and maintain claims review procedures;

             (iii) the discretionary power to construe and interpret the Plan, correct defects, supply omissions and reconcile inconsistencies to the extent necessary to administer the Plan, with any instructions or interpretation of the Plan made in good faith by the Plan Administrator to be final and conclusive for all purposes;

             (iv) to comply with any requirements of ERISA with respect to filing reports with governmental agencies;

             (v) to provide Employees with any and all information required by ERISA;

             (vi)   to approve any actuarial assumptions;

             (vii) to coordinate any necessary audit process with respect to reports on administration data; and

             (viii) to conduct routine Plan administration.

8.05 EMPLOYMENT OF AGENTS. Persons administering the Plan may retain such counsel, actuarial, medical, accounting, clerical and other services as they may require to carry out the provisions and purposes of the Plan.

8.06 RELIANCE ON REPORTS AND CERTIFICATES. Persons administering the Plan and the officers and managers and Employees of the Company and any Affiliated Company will be entitled to rely upon all tables, valuations, certificates and reports furnished by any duly appointed actuary, insurance company, or by any duly appointed accountant, and upon all opinions given by any duly appointed legal counsel.

8.07 COMPENSATION. Persons administering the Plan will not receive any compensation for their services as such.

8.08 ABSTENTION REQUIRED. No one may act, vote or otherwise influence a decision specifically relating to his own participation under the Plan.

8.09 LIABILITY FOR ADMINISTRATION OF THE PLAN. In the administration of the Plan, no person administering the Plan, nor any officer, director or employee of the Company or any Affiliated Company or any of their agents will be liable jointly or severally for any loss due to his or its error or acts of omission or commission, except for his or its own individual misconduct.

       In the event and to the extent not insured against under any contract of insurance with an insurance company, the Company shall indemnify and hold harmless each "Indemnified Person," as defined below, against any and all claims, demands, suits, proceedings, losses, damages, interest, penalties, expenses (specifically including, but not limited to counsel fees to the extent approved by the Board Committee or otherwise provided by law, court costs and other reasonable expenses of litigation), and liability of every kind, including amounts paid in settlement, with the approval of the Board Committee, arising from any action or cause of action related to the Indemnified Person's act or acts or failure to act. Such indemnity shall apply regardless of whether such claims, demands, suits, proceedings, losses, damages, interest, penalties, expenses, and liability arise in whole or in part from the negligence or other fault of the Indemnified Person, except when the same is judicially determined to be due to gross negligence, fraud, recklessness, willful or intentional misconduct of such Indemnified Person. "Indemnified Person" shall mean each member of the Board, the Board Committee, the Plan Administrator and each other Employee who is allocated any responsibility hereunder.

                                   ARTICLE IX

                               GENERAL PROVISIONS

9.01 RIGHT TO AMEND OR TERMINATE. The Company expects and intends to continue the Plan indefinitely, but necessarily reserves the right, by action of the Board of Directors or its delegate, to amend, alter, suspend or terminate the Plan in whole or in part, and at any time. The Plan may be amended retroactively, except that no amendment may reduce or eliminate benefits that have previously become payable under the Plan, nor benefits accrued as of a Change in Control.

9.02 ALIENATION OF BENEFITS. Subject to Sections 9.03 and 9.09 below, no benefits payable under the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any action by way of anticipating, alienating, selling, transferring, assigning, pledging, encumbering or charging the same will be void and of no effect nor will any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit; provided, however, that benefits may be paid in accordance with a qualified domestic relations order referred to in ERISA Section 514(b)(7).

9.03 PAYMENT TO MINORS AND INCOMPETENTS. If a Participant, Spouse, contingent annuitant or Beneficiary entitled to receive any benefits hereunder is a minor, or is deemed by the Plan Administrator or is adjudged to be legally incapable of giving a valid receipt and discharge for such benefits, they will be paid to the duly appointed guardian or committee of such minor or incompetent, or they may be paid to such person or persons who the Plan Administrator believes is or are caring for or supporting such minors or incompetents. Any such payments, to the extent thereof, will be a complete discharge for the payment of such benefit.

9.04 UNCLAIMED BENEFITS. If any benefit under the Plan had been payable to and unclaimed by any person for a period of four years since the whereabouts or existence of such person was last known to the Plan Administrator, the Plan Administrator may direct that all rights of such person to payments accrued and to future payments be terminated absolutely, provided that if such person subsequently appears and identifies himself to the satisfaction of the Plan Administrator, then the liability will be reinstated.

9.05 PLAN VOLUNTARY. The Plan is purely voluntary on the part of the Company. Neither the establishment of the Plan, nor any amendment thereto, nor the creation of any fund or account, nor the payment of any benefit will be construed as conferring upon any Employee or Participant the right to be retained in the employ of the Company or any Affiliated Company, and all Employees and Participants will remain subject to discharge, discipline or termination to the same extent as if the Plan had never been established.

9.06 GENDER. Whenever used herein, the masculine pronoun will include the feminine and the singular the plural, unless a different meaning is plainly required by the context.

9.07 CONSTRUCTION. The Plan will be construed, enforced and administered according to the laws of the State of Texas, to the extent not preempted by Federal law. In the event any provision of the Plan is held illegal or invalid for any reason, it will not affect the remaining provisions of the Plan, but the Plan will be construed and enforced as if such illegal and invalid provision had not been included therein.

9.08 FUNDING. This Plan is intended to be an unfunded plan within the meaning of ERISA and the Internal Revenue Code. All amounts paid under this Plan shall be paid in cash from the general assets of the Company or such other funding vehicle as the Board of Directors shall provide; provided, however, that all assets paid into any funding vehicle hereunder shall at all times prior to payment to a Participant, Beneficiary or Spouse remain subject to the claims of general unsecured creditors of the Company. The benefits under the Plan shall be reflected on the accounting records of the Company, but absent action by the Board of Directors shall not be construed to create, or require the creation of, a trust, custodial or escrow account, or other fund of any kind.

       No Participant or any other person shall have any right, title, or interest whatever in or to, or any preferred claim in or to, any investment reserves, accounts, or funds that the Company may purchase, establish, or accumulate to aid in providing the payments described in this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Company and a Participant or any other person. Neither a Participant nor a Beneficiary or Spouse shall acquire any interest in any assets of the Company or in any investment reserves, accounts, or funds that the Company may purchase, establish or accumulate for the purposes of paying benefits hereunder.

9.09 TAX WITHHOLDING. The Company may withhold or cause to be withheld from or with respect to any benefit hereunder any federal, state, or local taxes required by law to be withheld with respect to such benefit and such sum as the Company may reasonably estimate as necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

9.10 EXECUTION IN COUNTERPARTS. This document may be executed in one or more counterparts, each of which shall be considered an original, and all but one instrument.

       IN WITNESS WHEREOF, Oryx Energy Company has caused this Plan to be executed by its duly authorized officer this 9th day of February, 1995.


                                              By: /s/ Frances G. Heartwell
                                                  -----------------------------
                                              Title: Director of Human Resources

ATTEST:


By: /s/ William C. Lemmer
    ---------------------------
Title: Vice President, General Counsel and Secretary